UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 28, 2015
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10900 NE 8th Street, Suite 800
Bellevue, Washington 98004
(Address of principal executive offices)
(425) 201-6100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 28, 2015, Blucora, Inc. (the “Company”) and its subsidiary InfoSpace LLC (together with the Company, “InfoSpace”) and Yahoo! Inc. and Yahoo! EMEA Limited (together, “Yahoo”) entered into Amendment #2 to the Yahoo! Publisher Network Contract #2-23975446 (the “Amendment”), pursuant to which the parties terminated that certain Mutual Termination Agreement dated September 28, 2015, between InfoSpace and Yahoo. The Amendment also extends the term of that certain Yahoo! Publisher Network Contract #1-23975446 effective as of January 1, 2011 between InfoSpace and Yahoo until March 31, 2016 and sets forth the revenue share for the extended term. In addition, the Amendment sets out terms governing InfoSpace’s obligations with respect to algorithmic search results from Yahoo.
The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which will be attached as an exhibit to Blucora, Inc.’s Annual Report on Form 10-K for fiscal year of 2015. Blucora intends to submit a confidential treatment request to the Securities and Exchange Commission in accordance with its rules, requesting that the Company be permitted to redact certain portions of the Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 30, 2015

BLUCORA, INC.

By: /s/ Mark Finkelstein
Mark Finkelstein
Chief Legal & Administrative Officer and Secretary